AMENDMENT NO. 4 TO MINERAL PROPERTY PURCHASE AGREEMENT

THIS AMENDMENT NO. 4 TO THE MINERAL PROPERTY PURCHASE AGREEMENT (this "**Amendment No. 4**") is made as of the 15th day of January, 2016

BETWEEN:

QUARTZ MOUNTAIN RESOURCES LTD., a corporation incorporated under the laws of the Province of British Columbia

("**QZM**")

-and-

BEARCLAW CAPITAL CORP., a corporation incorporated under the laws of the Province of British Columbia

("**Bearclaw**")

-and-

HUNTER DICKINSON SERVICES INC., a corporation incorporated under the federal laws of Canada ("**HDSI**")

WHEREAS Finsbury Exploration Ltd. ("**Finsbury**") and Bearclaw entered into a mineral property purchase agreement dated October 4, 2011 (the "**Purchase Agreement**") pursuant to which Finsbury purchased, among other things, certain mineral claims located in British Columbia (the "**Mineral Properties**");

AND WHEREAS pursuant to a Sale Agreement dated July 27, 2012 Finsbury sold to QZM, among other things, the Mineral Properties and transferred its rights and obligations under the Purchase Agreement to Quartz, including its rights and obligations in connection with a 1% smelter return royalty granted to Bearclaw under the Purchase Agreement (the "**NSR**");

AND WHEREAS Finsbury and Bearclaw amended the Purchase Agreement effective July 27, 2012 to reflect the foregoing;

AND WHEREAS QZM and Bearclaw further amended the Purchase Agreement on July 4, 2013 to reduce the Principal Sum and to amend the form of Debenture, as such terms are defined in the Purchase Agreement (the "**Amended Purchase Agreement**");

AND WHEREAS QZM and Bearclaw further amended the Amended Purchase Agreement on October 1, 2014 to, among other things, restructure the repayment terms, reduce the interest rate, revise the conversion terms and to amend the form of Debenture ("**Amendment No. 3 to Purchase Agreement**");

AND WHEREAS QZM is indebted to HDSI in the amount of approximately $3,086,089 in connection with past services provided by HDSI (the "**HDSI Payable**")

AND WHEREAS QZM and Bearclaw have agreed to further amend the Amendment No. 3 to Purchase Agreement on the terms set forth in this Amendment No. 4, which will included the settlement of the HDSI Payable through the issuance of common shares of QZM;

NOW THEREFORE, in consideration of the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.01 Definitions

All capitalized terms used in this Amendment No. 4 shall, unless otherwise indicated herein, have the meanings ascribed thereto in the Amendment No. 3 to Purchase Agreement.

1.02 Terms of Amendment No. 4

The Parties agree that the Purchase Agreement, as amended, is further amended as follows:

(a) **Cash Payments**: (i) QZM shall pay to Bearclaw $29,293; and (ii) QZM shall pay to HDSI $180,207;
(b) **Share Issuances**: (i) QZM shall issue to Bearclaw 2,000,000 fully paid and non-assessable common shares in its capital; and (ii) QZM shall issue to HDSI 6,000,000 fully paid and non-assessable common shares in its capital;
(c) **Return of Mineral Properties**: (i) QZM shall transfer to Bearclaw 100% legal and beneficial title to the claims comprising the Mineral Properties on the Closing Date on an as is, where is basis, subject to subsection (ii) below; and (ii) QZM shall cause said claims to be in good standing until June 30, 2016;
(d) **QZM Corporate Maintenance Cost**: QZM will not incur any costs other than those required in the ordinary course to maintain QZM in good standing under applicable corporate or securities laws and regulations or applicable stock exchange rules or those incurred in connection with pursuing the acquisition or acquiring another asset until such time as QZM is able to complete a financing for minimum gross proceeds of at least $500,000;
(e) **Settlement and Cancellation of Outstanding Indebtedness**: In consideration of: (i) the Cash Payments set out in the subsection (a) above; (ii) the Share Issuances set out in subsection (b) above; (iii) the Return of Mineral Properties set out in subsection (c) above; and (iv) the QZM Corporate Maintenance Cost limitations set out in subsection (d) above:

(A) the Debenture is hereby terminated and of no further force and effect and all outstanding indebtedness thereunder owed by QZM to Bearclaw is hereby cancelled;

(B) The NSR and the NSR Royalty Agreement made as of October 31, 2011 between Finsbury and Bearclaw (subsequently assigned and transferred to QZM by Finsbury pursuant to the Amendment to the Purchase Agreement dated July 28, 2012) are hereby terminated and are of no further force and effect;

(C) The HDSI Payable is forgiven and discharged and all outstanding indebtedness thereunder owed by QZM to HDSI is hereby cancelled.

1.03 Closing

On January 30, 2016 or such other date as may be mutually agreeable to the Parties (the "**Closing Date**"), the transaction(s) outlined above will be completed.

(a) As part of the Closing Bearclaw shall:

(i) deliver to QZM for cancellation the original certificate representing the Debenture;

(ii) accept the transfer of the claims comprising the Mineral Claims following initiation of said transfer by QZM at the Mineral Title Office via BC Online;

(iii) provide to QZM an executed form of release in form acceptable to QZM and Bearclaw.

(b) As part of the Closing, QZM shall:

(i) deliver to Bearclaw a certificate representing 2,000,000 fully paid and non-assessable common shares in the capital of QZM;

(ii) deliver to the HDSI a certificate representing 6,000,000 fully paid and non-assessable common shares in the capital of QZM;

(iii) initiate the transfer of the claims comprising the Mineral Properties to Bearclaw at the Mineral Title Office via BC Online;

(iv) provide to Bearclaw an executed form of release in form acceptable to QZM and Bearclaw.

1.04 Regulatory Approvals

This Amendment No. 4 is subject to receipt of all required regulatory approvals, including the approval of the TSX Venture Exchange.

1.05 This Amendment No. 4 is subject to and governed by the laws of the Province of British Columbia.

1.06 Further Assurances

The Parties shall take all such other actions and execute all such other instruments as may reasonably be required to complete the transactions contemplated herein.

1.07 Entire Agreement

This Amendment No.4 constitutes the entire agreement between the Parties with respect to the subject matter hereof and cancels, supersedes and replaces any other prior understandings and agreements between the Parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties other than as expressly set forth in this Agreement.

1.08 Counterparts

This Amendment No. 4 may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and same instrument.

1.09 **Delivery**

Delivery of an executed signature page to this Amendment No. 4 by any Party by electronic transmission will be as effective as delivery of a manually executed copy of this Amendment No. 4 by such Party.

IN WITNESS WHEREOF the Parties have executed this Amendment No. 4 effective as of the date first appearing above.

QUARTZ MOUNTAIN RESOURCES LTD.

By: ______________________________
Name: Trevor Thomas
Title: Secretary

BEARCLAW CAPITAL CORP.

By: ______________________________
Name:
Title:

HUNTER DICKINSON SERVICES INC.

By: ______________________________
Name: Marchand Snyman
Title: Chief Operating Officer

1.08 Counterparts

This Amendment No. 4 may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and same instrument.

1.09 Delivery

Delivery of an executed signature page to this Amendment No. 4 by any Party by electronic transmission will be as effective as delivery of a manually executed copy of this Amendment No. 4 by such Party.

IN WITNESS WHEREOF the Parties have executed this Amendment No. 4 effective as of the date first appearing above.

QUARTZ MOUNTAIN RESOURCES LTD.

By: ______________________________
Name:
Title:

BEARCLAW CAPITAL CORP.

By: SMRoss.
Name: SCOTT M. ROSS
Title: PRESIDENT & CEO

HUNTER DICKINSON SERVICES INC.

By: ______________________________
Name:
Title:

MT DOCS 13141663v2